RAIT Financial Trust Announces Second Quarter Results

PHILADELPHIA, PA — August 1, 2008 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the second quarter ended June 30, 2008.

Summary

- - - -	Adjusted earnings per diluted share of $0.54 for the quarter ended June 30, 2008
Earnings per share – diluted of $1.83 for the quarter ended June 30, 2008
Economic book value of $13.90 per share at June 30, 2008
Book value of $26.83 per share at June 30, 2008

Daniel G. Cohen, RAIT’s CEO, said, “During the quarter, we continued to make progress towards eliminating our exposure to short term debt while continuing to invest opportunistically. We generated $0.54 per diluted share of adjusted earnings during the quarter with the majority of our cash flow coming from our commercial real estate loan portfolio. We continue to operate cautiously in these difficult market conditions by taking what we feel are the appropriate steps to position the company for the long term benefit of our shareholders.”

Earnings Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended June 30, 2008 of $33.5 million, or $0.54 per diluted share based on 62.4 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended June 30, 2007 of $55.6 million, or $0.91 per diluted share based on 61.2 million weighted-average shares outstanding – diluted. RAIT reported adjusted earnings for the six-month period ended June 30, 2008 of $65.2 million, or $1.06 per diluted share based on 61.6 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the six-month period ended June 30, 2007 of $107.5 million, or $1.77 per diluted share based on 60.8 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net income available to common shares for the three-month period ended June 30, 2008 of $114.5 million, or total earnings per share – diluted of $1.83 based on 62.4 million weighted-average shares outstanding – diluted, as compared to GAAP net income available to common shares for the three-month period ended June 30, 2007 of $27.4 million, or total earnings per share – diluted of $0.45 based on 61.2 million weighted-average shares outstanding – diluted. RAIT reported GAAP net income available to common shares for the six-month period ended June 30, 2008 of $244.6 million, or $3.97 per diluted share based on 61.6 million weighted-average shares outstanding – diluted, as compared to GAAP net income available to common shares for the six-month period ended June 30, 2007 of $47.7 million, or $0.79 per diluted share based on 60.8 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported GAAP net income available to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income and asset management fees we receive from $14.5 billion of assets under management as of June 30, 2008. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio, after consideration of estimated loan loss reserve requirements.

The following chart summarizes RAIT’s total assets under management and gross cash flow by portfolio for the three and six months ended June 30, 2008 (excluding origination fees of $2.0 million and $5.7 million, respectively) (dollars in thousands):

	Assets Under	Gross	Gross
	Management	Cash Flow for the	Cash Flow for the
		Three-Month Period	Six-Month Period
		Ended June 30,	Ended June 30,
		2008	2008
		(1)	(1)

Commercial real estate portfolio (2)	$2,080,772	$27,760	$52,897
Residential mortgage portfolio	3,829,365	4,958	10,062
European portfolio	2,086,178	3,606	7,067
U.S. TruPS portfolio (3)	6,524,318	9,173	21,023
Other investments	1,800	252	601

Total	$14,522,433	$45,749	$91,650

(1)	Cash flows for the three and six months ended June 30, 2008 may not be indicative of cash flows for subsequent quarterly or annual periods. See “Forward-looking Statements” below for risks and uncertainties that could cause our gross cash flow for subsequent quarterly or annual periods to differ materially from these amounts.

(2)	Our commercial real estate portfolio is comprised of $1.6 billion of assets collateralizing our commercial real estate securitizations (the “CRE Securitizations”), $270.6 million of investments in real estate interests and $248.8 million of commercial mortgages and mezzanine loans included on our balance sheet.

(3)	Our U.S. TruPS portfolio is comprised of assets collateralizing our consolidated securitizations (other than CRE Securitizations) and interests in our unconsolidated securitizations and includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans.

Liquidity

As of June 30, 2008, RAIT had $59.2 million of cash and cash equivalents, $78.1 million of restricted cash available in, and $23.5 million of unused capacity under revolver facilities in, our CRE Securitizations to invest in commercial real estate loans and $36.5 million of unused capacity under secured credit facilities. In addition, RAIT’s two unconsolidated European securitizations held $333.4 million of restricted cash not reflected on RAIT’s balance sheets to fund investments in these securitizations.

During the quarter, RAIT repaid $20.8 million outstanding under our repurchase agreements. As of June 30, 2008, RAIT had $47.1 million outstanding under our repurchase agreements and $151.5 million outstanding under our secured credit facilities and other indebtedness.

Fees Generated

Total fees generated, a non-GAAP financial measure, were $8.7 million for the quarter ended June 30, 2008 as follows:

-	Asset management fees of $6.7 million for the quarter ended June 30, 2008 on assets under management of $14.5 billion as of June 30, 2008. A total of $4.1 million of asset management fees received from consolidated securitizations are eliminated for GAAP reporting.
-	Origination fee income of $2.0 million for the quarter ended June 30,
2008 generated in our commercial real estate and European portfolios, all of which is included in fee and other income for GAAP reporting.

Reported GAAP fee and other income of $4.6 million for the quarter ended June 30, 2008.

A reconciliation of fee and other income reported in GAAP earnings to total fees generated, including managements’ rationale for the usefulness of this non-GAAP measure, is included as Schedule II to this release.

Economic Book Value & Book Value

RAIT’s economic book value per common share outstanding, a non-GAAP financial measure, was $13.90 as of June 30, 2008 and $10.52 as of December 31, 2007. Economic book value is computed by adding or subtracting from book value unamortized intangible assets and any unrealized losses or gains recognized in shareholders’ equity or through earnings that are in excess of RAIT’s value at risk, or RAIT’s retained investment. Under GAAP, RAIT absorbs unrealized losses or gains on investments held by certain of our consolidated entities, primarily RAIT’s consolidated securitizations, even if those unrealized losses or gains are in excess of RAIT’s retained investment in those securitizations.

RAIT’s GAAP book value per common share outstanding was $26.83 as of June 30, 2008 and $6.78 as of December 31, 2007. GAAP book value is computed by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

A reconciliation of RAIT’s shareholders’ equity to tangible book value and economic book value as of June 30, 2008 and December 31, 2007, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule III to this release.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at June 30, 2008 (dollars in thousands):

			Percentage	Weighted-
	Amortized	Estimated	of Total	Average
	Cost(1)	Fair Value(2)	Portfolio(3)	Coupon(4)

Investments in Mortgages and Loans
Commercial mortgages, mezzanine loans and other loans	$2,130,887	$2,127,317	24.2%	8.3%
Residential mortgages and mortgage-related receivables(5)	3,813,542	3,298,513	37.6%	5.6%

Total investments in mortgages and loans	5,944,429	5,425,830	61.8%	6.7%
Investments in Securities
TruPS and subordinated debentures	3,416,597	2,566,231	29.2%	7.1%
Unsecured REIT note receivables	370,889	326,867	3.7%	6.0%
CMBS receivables	213,921	129,058	1.5%	5.8%
Other securities	118,210	60,374	0.7%	7.6%

Total investments in securities	4,119,617	3,082,530	35.1%	6.9%
Investments in real estate interests	270,578	270,578	3.1%	N/A

Total Portfolio/Weighted Average	$10,334,624	$8,778,938	100.0%	6.8%

(1)	Amortized cost reflects the cost incurred by us to acquire or originate the asset, net of origination discount.

(2)	The fair value of RAIT’s investments represents management’s estimate of the price that a willing buyer would pay a willing seller for such assets. Management bases this estimate on the underlying interest rates and credit spreads and, to the extent available, quoted market prices.

(3)	Percentages based on estimated fair value.

(4)	Weighted average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to amortized cost or estimated fair value.

(5)	RAIT’s investments in residential mortgages and mortgage-related receivables at June 30, 2008 consisted of investments in adjustable rate residential mortgages. These mortgages bear interest rates that are fixed for three, five, seven and ten year periods, respectively, and reset annually thereafter. RAIT has financed its investment in these assets through short-term repurchase agreements, long-term securitizations and its residual investments in repurchase agreements.

Credit Summary at June 30, 2008

The following chart summarizes RAIT’s non-accrual status investments and loan loss reserve at June 30, 2008 (dollars in thousands):

			Carrying Value of
	Carrying Value	# of Non- Accrual	Non-Accrual Status
	of Investments (1)	Status Investments	Investments	Percentage of Asset Class(es)	Loan Loss Reserves
Commercial mortgages, mezzanine
loans and other loans	$2,130,887	4	$42,250	2.0%	$38,500(2)
Investments in real estate interests	270,578	—	—	—	—
Residential mortgages and mortgage-related receivables	3,813,542	350	142,702(3)	3.7%	16,973
Investments in securities and
security related receivables (4)	3,082,530	13	64,869	2.1%	N/A(5)

Total	$9,286,057	367	$249,821	2.7%	$55,473

(1) Carrying value represents the value at which the respective asset class is recorded on our balance sheet in accordance with GAAP.
(2) Pertains to 11 loans, 4 of which are on non-accrual status, with a $177.2 million aggregate unpaid principal balance.
(3) Includes loans delinquent over 60 days, in foreclosure, bankrupt or real estate owned as of June 30, 2008.
(4) Investments in securities and security related receivables are recorded at fair value in our consolidated balance sheet in accordance with GAAP. The unpaid principal value of these investments as of June 30, 2008 is $4.3 billion. The unpaid principal balance of the non-accrual investments in this category is $373.1 million, or 8.6% of the total unpaid principal balance.
(5) Loan loss reserves are not applicable for investments in securities and security related receivables, including our investments in European, U.S. TruPS or other securities, as these items are carried at fair value in our consolidated financial statements. The estimated fair value adjustment for our U.S. TruPS portfolio is recorded as a component of GAAP net income. The estimated fair value adjustments for our investments in European securitizations and other securities are recorded as a component of accumulated other comprehensive income within shareholders’ equity. A charge to GAAP net income is recorded only if an other than temporary impairment is identified within our European portfolio or other investments. While RAIT believes the estimated fair values of these asset classes are affected by any related credit quality issues, under GAAP, no separate loan loss reserve is established.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial mortgages, mezzanine loans & other loans at June 30, 2008 (dollars in millions):

	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,426	7.7%	120	66.9%
Mezzanine loans	526	10.5%	159	24.7%
Other loans	179	6.2%	11	8.4%

Total	$2,131	8.3%	290	100.0%

The geographic and property type breakdown is as follows (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family	51.5%	Central...............	34.0%
Office	24.2%	West..................	26.3%
Retail	18.5%	Southeast.............	19.8%
Industrial	0.2%	Mid-Atlantic..........	13.9%
Other	5.6%	Northeast.............	6.0%

Total	100.0%	Total.................	100.0%

Residential Mortgage Loans

At June 30, 2008, RAIT’s residential mortgage loan portfolio consisted of 8,004 residential mortgage loans with a weighted average coupon of 5.6%. The portfolio had an average FICO score of 738 at origination, primarily in 2005 and 2006, and has an amortized cost balance of $3.8 billion at June 30, 2008. Since the portfolios were originated, the portfolio has experienced $4.7 million in cumulative cash losses.

TruPS and Subordinated Debentures

As of June 30, 2008, RAIT maintained investments of $2.6 billion (estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted average coupon of 7.1%. The issuers of these investments had a weighted average debt to total capitalization ratio of 78.0% and a weighted average interest coverage ratio of 1.8 times as of June 30, 2008. The following table provides a sector breakdown of these issuers as of June 30, 2008 based on estimated fair value:

TruPS and Subordinated Debt Industry Sector	Percent
Commercial Mortgage	33.4%
Office	18.5%
Specialty Finance	15.8%
Homebuilders	11.2%
Retail	7.8%
Residential Mortgage	6.6%
Hospitality	3.9%
Storage	2.8%
Total	100.0%

SFAS 159 Adoption

Prior to January 1, 2008, we recorded certain of our investments in securities and derivatives at fair value. Effective January 1, 2008, RAIT adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” or “SFAS No. 159”. Upon adoption on January 1, 2008, RAIT adjusted the carrying amounts of certain investments in securities, certain CDO notes payable, certain derivative instruments and other assets or liabilities to fair value resulting in a one-time increase in shareholders equity of $1.1 billion. Each quarter, we reflect these financial assets and liabilities at their estimated fair value in our balance sheet, with all changes in fair value recorded in earnings.

The following table summarizes the cumulative net fair value adjustments through June 30, 2008 for the specific financial assets and liabilities elected for the fair value option under SFAS No. 159 (dollars in thousands):

			SFAS No. 159 Fair
			Value Adjustments
	Fair Value	SFAS No. 159 Fair	during Six-Month	Cumulative Fair
	Adjustments as of	Value Adjustment on	period Ended June	Value Adjustments
	December 31, 2007	January 1, 2008	30, 2008	as of June 30, 2008

Assets:
Investments in securities	$(494,765)	$(99,991)	$(612,605)	$(1,207,361)
Deferred financing costs, net of accumulated amortization.	—	(18,047)	—	(18,047)
Liabilities:
Trust preferred obligations	—	52,070	51,319	103,389
CDO notes payable	—	1,520,616	946,701	2,467,317
Derivative liabilities	(155,080)	—	(32,509)	(187,589)
Other liabilities	—	6,103	—	6,103

Fair value adjustments before allocation to minority interest	(649,845)	1,460,751	352,906	1,163,812
Allocation of fair value adjustments to minority interest	123,881	(373,357)	(90,555)	(340,031)

Cumulative effect on shareholders’ equity	$(525,964)	$1,087,394	$262,351	$823,781

Through June 30, 2008, the cumulative effect of the fair value adjustments recorded on each financial asset and liability selected for the fair value option under SFAS No. 159 had a net increase in shareholders’ equity of $823.8 million. This increase in shareholders’ equity may reverse through earnings as an unrealized loss in the future as we continue to record our financial assets and liabilities at fair value. Given the challenging market conditions, volatility in interest rates and the credit performance of our underlying collateral, we cannot assure investors that there will not be further significant fluctuations in the fair value of our assets and liabilities subject to SFAS 159, which could have a material effect on our financial performance.

Dividends

On June 30, 2008, RAIT declared a quarterly dividend of $0.46 per common share to shareholders of record on July 16, 2008 to be paid on August 12, 2008. On June 30, 2008, RAIT paid a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on June 2, 2008.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 10:30 AM EDT on Friday, August 1, 2008 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 888.396.2369 Domestic or 617.847.8710 International, using passcode 69609721. For those who are able to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Friday, August 8, 2008 by dialing 888.286.8010, access code 35862953.

About RAIT Financial Trust

RAIT, a real estate investment trust (“REIT”), provides a comprehensive set of debt financing options to the real estate industry, including investors in commercial real estate, REITs and real estate operating companies and their intermediaries, throughout the United States and Europe.  RAIT manages and invests in commercial mortgages, including whole and mezzanine loans, commercial real estate investments, preferred equity interests, residential mortgage loans, trust preferred securities and subordinated debentures. RAIT generates income for distribution from our portfolio of investments and assets under management.  For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007.

These risks and uncertainties also include the following factors: adverse market developments and credit losses have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by RAIT; adverse market developments have reduced, and may continue to reduce, the value of other assets in RAIT’s investment portfolio; RAIT’s liquidity may be impaired by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities; RAIT’s liquidity may be adversely affected by margin calls; RAIT may be unable to obtain adequate capital at attractive rates or otherwise; payment delinquencies or failure to meet other collateral performance criteria in collateral underlying RAIT’s securitizations have restricted, and may continue to restrict RAIT’s ability to receive cash distributions from RAIT’s securitizations and have reduced, and may continue to reduce, the value of RAIT’s interests in these securitizations; failure of credit rating agencies to confirm their previously issued credit ratings for debt securities issued in RAIT’s securitizations seeking to go effective may restrict RAIT’s ability to receive cash distributions from those securitizations; covenants in RAIT’s financing arrangements may restrict RAIT’s business operations; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s earnings and the value of RAIT’s assets; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may be unable to sponsor and sell securities issued in securitizations, and, even if RAIT is able to do so, RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; RAIT may experience unexpected results arising from litigation that is currently pending or may arise in the future; RAIT and RAIT’s subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish further due to factors outside of RAIT’s control; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance companies may increase; and general business and economic conditions could impair the credit quality of our investments and reduce our ability to originate loans.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Periods Ended		Periods Ended
	June 30		June 30
	2008	2007	2008	2007
Revenue:
Investment interest income	$177,318	$232,199	$362,608	$434,878
Investment interest expense	(119,823)	(180,770)	(252,848)	(339,901)
Provision for losses	(25,310)	(845)	(35,583)	(4,563)
Net investment income	32,185	50,584	74,177	90,414
Rental income	3,860	2,612	7,708	5,024
Fee and other income	4,594	1,683	12,003	9,564

Total revenue	40,639	54,879	93,888	105,002
Expenses:
Compensation expense	8,436	5,796	16,605	14,172
Real estate operating expense	3,875	2,690	7,360	5,278
General and administrative expense	6,910	5,786	11,723	12,069
Depreciation expense	1,385	1,103	2,766	1,871
Amortization of intangible assets	6,094	14,289	13,165	28,578

Total expenses	26,700	29,664	51,619	61,968
Income before other income (expense), taxes and discontinued operations	13,939	25,215	42,269	43,034
Interest and other income	59	6,591	1,172	13,544
Losses on sale of assets	(142)	(2,760)	(142)	(2,760)
Gains on extinguishment of debt	8,662	—	8,662	—
Change in fair value of free-standing derivatives	—	1,846	(37,203)	5,042
Change in fair value of financial instruments	97,056	—	352,906	—
Unrealized gains (losses) on interest rate hedges	(66)	429	15	517
Equity in income (loss) of equity method investments	981	(4)	944	(8)
Asset impairments	(9,629)	—	(20,323)	—
(Income) loss allocated to minority interest	4,712	(6,111)	(99,347)	(11,875)

Income before taxes and discontinued operations	115,572	25,206	248,953	47,494
Income tax benefit	2,293	4,657	2,434	5,080

Income from continuing operations	117,865	29,863	251,387	52,574
Income from discontinued operations	—	52	—	208

Net income	117,865	29,915	251,387	52,782
Income allocated to preferred shares	(3,415)	(2,527)	(6,821)	(5,046)

Net income available to common shares	$114,450	$27,388	$244,566	$47,736

Earnings per share—Basic:
Continuing operations	$1.84	$0.45	$3.97	$0.79
Discontinued operations	—	—	—	—

Total earnings per share—Basic	$1.84	$0.45	$3.97	$0.79

Weighted-average shares outstanding—Basic	62,350,803	60,937,911	61,593,350	60,539,584
Earnings per share—Diluted:
Continuing operations	$1.83	$0.45	$3.97	$0.79
Discontinued operations	—	—	—	—

Total earnings per share—Diluted	$1.83	$0.45	$3.97	$0.79

Weighted-average shares outstanding—Diluted	62,426,136	61,185,851	61,633,724	60,801,424
Distributions declared per common share	$0.46	$0.84	$0.92	$1.64

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	June 30,	As of
	2008	December 31, 2007
Assets
Investments in mortgages and loans, at amortized cost
Commercial mortgages, mezzanine loans and other loans	$2,119,407	$2,189,939
Residential mortgages and mortgage-related receivables	3,813,542	4,065,083
Allowance for losses	(55,473)	(26,389)

Total investments in mortgages and loans	5,877,476	6,228,633
Investments in securities and security-related receivables ($3,082,530 and $2,776,833, respectively, at fair value)	3,082,530	3,827,800
Investments in real estate interests	270,578	284,252
Cash and cash equivalents	59,183	127,987
Restricted cash	216,892	298,433
Accrued interest receivable	100,935	110,287
Other assets	41,736	70,725
Deferred financing costs, net of accumulated amortization of $4,206 and $3,800, respectively	33,068	53,340
Intangible assets, net of accumulated amortization of $77,609 and $64,444, respectively	42,958	56,123
Total assets	$9,725,356	$11,057,580

Liabilities and Shareholders’ equity
Indebtedness
Repurchase agreements	$47,106	$138,788
Secured credit facilities and other indebtedness	151,523	146,916
Mortgage-backed securities issued	3,564,475	3,801,959
Trust preferred obligations ($259,111 at fair value as of June 30, 2008)	259,111	450,625
CDO notes payable ($1,100,972 at fair value as of June 30, 2008)	2,532,222	5,093,833
Convertible senior notes	404,000	425,000

Total indebtedness	6,958,437	10,057,121
Accrued interest payable	68,900	65,947
Accounts payable and accrued expenses	15,464	19,197
Derivative liabilities	201,078	201,581
Deferred taxes, borrowers’ escrows and other liabilities	100,196	104,821
Distributions payable	29,350	28,068

Total liabilities	7,373,425	10,476,735
Minority interest	474,397	1,602
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 63,808,255 and 61,018,231 issued and outstanding, including 122,192 and 225,440 unvested restricted share awards, respectively	637	607
Additional paid in capital	1,602,649	1,575,979
Accumulated other comprehensive income (loss)	(132,455)	(440,039)
Retained earnings (deficit)	406,636	(557,371)

Total shareholders’ equity	1,877,534	579,243
Total liabilities and shareholders’ equity	$9,725,356	$11,057,580

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Six-Month Periods
	Periods Ended June 30		Ended June 30
	2008	2007	2008	2007
Net income available to common shares, as reported	$114,450	$27,388	$244,566	$47,736
Add (deduct):
Provision for losses	25,310	845	35,583	4,563
Depreciation expense	1,385	1,103	2,766	1,871
Amortization of intangible assets	6,094	14,289	13,165	28,578
Gains on extinguishment of debt	(8,662)	—	(8,662)	—
Change in fair value of financial instruments, net of allocation to minority interest of $(8,955) and $90,555 for the three-month and six-month periods ended June 30, 2008, respectively	(106,011)	—	(262,351)	—
Unrealized (gains) losses on interest rate hedges	66	(429)	(15)	(517)
Interest cost of hedges, net of allocation to minority interest of $3,977 and $6,351 for the three-month and six-month periods ended June 30, 2008, respectively	(11,300)	—	(17,906)	—
Capital losses (2)	—	2,239	32,059	2,239
Asset impairments	9,629	—	20,323	—
Share-based compensation	2,453	2,781	4,298	5,737
Write-off of unamortized deferred financing costs	—	2,985	—	2,985
Fee income deferred (recognized)	(116)	14,986	189	32,995
Deferred tax provision (benefit)	231	(10,577)	1,223	(18,690)

Adjusted earnings	$33,529	$55,610	$65,238	$107,497

Weighted-average shares outstanding—Diluted	62,426,136	61,185,851	61,633,724	60,801,424

Adjusted earnings per diluted share	$0.54	$0.91	$1.06	$1.77

(1)	We measure our performance using adjusted earnings in addition to net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before depreciation, amortization of intangible assets, provision for losses, changes in fair value of financial instruments, net of minority interests, unrealized (gains) losses on hedges, interest cost of hedges, net of minority interests, asset impairments, net of minority interests, capital gains (losses), net gain on deconsolidation of VIEs, share-based compensation, write-off of unamortized deferred financing fees, deferred fee revenue and our deferred tax provisions. These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are amortization of intangible assets, provision for losses, changes in fair value of financial instruments, asset impairments, capital gains (losses) and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not economic charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2)	During the six-month period ended June 30, 2008, we revised our definition of adjusted earnings to exclude capital gains (losses). Capital gains (losses), while economic losses, do not currently impact operating performance or dividend paying ability. This revision resulted in an increase of $2.2 million to the computation of adjusted earnings for the three-month and six-month periods ended June 30, 2007.

During the six-month period ended June 30, 2008, certain of our warehouse arrangements were terminated. We have recorded the estimated loss of our warehouse deposits as a component of the change in fair value of free-standing derivatives in our statement of operations.

Schedule II
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the		For the Six-Month Periods
	Three-Month Periods		Ended June 30
	Ended June 30
	2008	2007	2008	2007
Fees and other income, as reported	$4,594	$1,683	$12,003	$9,564
Add (deduct):
Asset management fees eliminated	4,172	5,750	8,561	10,238
Deferred structuring fees	—	5,788	—	11,413
Deferred (recognized) origination fees, net of amortization	(116)	9,198	189	21,582
Total Fees Generated	$8,650	$22,419	$20,753	$52,797

(1)	Total Fees Generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. RAIT believes the presentation of Total Fees Generated is useful to investors because it demonstrates RAIT’s ability to generate fees, which creates additional yield.

Schedule III
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Tangible Book Value and Economic Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of		As of
	June 30, 2008		December 31, 2007
	Amount	Per Share (2)	Amount	Per Share (2)
Shareholders’ equity, as reported	$1,877,534	$29.42	$579,243	$9.49
Add (deduct):
Liquidation value of preferred shares (3)	(165,458)	(2.59)	(165,458)	(2.71)

Book Value	1,712,076	26.83	413,785	6.78
Unamortized intangible assets	(42,958)	(0.67)	(56,123)	(0.92)

Tangible Book Value (4)	1,669,118	26.16	357,662	5.86
Unrealized (gains) losses recognized in excess of value at risk.	(782,417)	(12.26)	284,002	4.66

Economic Book Value	$886,701	$13.90	$641,664	$10.52

(1)	Management views economic book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of unrealized losses or gains on investments in excess of our value at risk, or our retained investment. Under GAAP, we record unrealized losses or gains on investments of certain of our consolidated entities, primarily our consolidated securitizations, even if those unrealized losses or gains are in excess of our maximum value at risk, or our investment in those securitizations. Unrealized losses or gains recognized in our financial statements, prepared in accordance with GAAP, that are in excess of our maximum value at risk are added back or deducted from shareholders’ equity in arriving at economic book value. Economic book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our economic book value to that of other REITs. Economic book value is not intended to represent the fair value of our shareholders’ equity available to common shareholders.

(2)	Based on 63,808,255 and 61,018,231 common shares outstanding as of June 30, 2008 and December 31, 2007, respectively.

(3)	Based on 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares, and 1,600,000 Series C preferred shares, all of which have a liquidation preference of $25.00 per share.

(4)	Tangible book value per share is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.